UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 24, 2025

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

229 West 43rd Street
New York, New York 10036
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of approximately $46.00 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Named Executive Officer Compensation

On February 24, 2025, the Compensation Committee of BuzzFeed, Inc. (the “Company”) approved cash and equity bonus compensation for the Chief Executive Officer, Jonah Peretti, as detailed below. Additionally, on February 25, 2025, the Board of Directors the Company approved, upon the recommendation of the Compensation Committee, cash and equity bonus compensation for certain key executive employees, including the Chief Financial Officer, Matthew Omer, and the Chief Legal Officer, David Arroyo, as further detailed below.

Name	Position	Bonus Compensation(1)	Equity Incentive Compensation(2)
Jonah Peretti	Chief Executive Officer	$50,076	10,241
David Arroyo	Chief Legal Officer	$84,094	17,372
Matthew Omer	Chief Financial Officer	$82,733	17,091

(1) Amounts reflect cash bonuses that will be paid by the Company to Messrs. Arroyo, Omer, and Peretti in one-fourth installments in the final pay periods of the months of March 2025, April 2025, May 2025, and June 2025, respectively.

(2) The restricted stock units (RSUs) will vest one hundred percent (100%) on the first anniversary of the date of grant in accordance with the BuzzFeed, Inc. 2021 Equity Compensation Plan.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	2/28/2025
BuzzFeed, Inc.

		By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer